UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2006

NETBANK, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 10, 2006, Ernst & Young LLP (“E&Y”), the independent registered public accounting firm of NetBank, Inc. (the “Company”) for the fiscal year ended December 31, 2005, resigned as the Company’s independent registered public accounting firm. E&Y’s resignation is effective upon the filing with the Securities and Exchange Commission (“SEC”) of the Company’s Quarterly Report on Form 10-Q for the three-month and nine-month periods ended September 30, 2006.

The audit reports of E&Y on the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During each of the fiscal years ended December 31, 2004 and December 31, 2005 and the subsequent interim period from January 1, 2006 through the Company’s receipt of the notification from E&Y on October 10, 2006: (i) there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such years; and (ii) except as set forth in the next paragraph, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

In the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which the Company filed with the SEC on March 16, 2005, Management’s Annual Report on Internal Control over Financial Reporting stated, and E&Y’s report on internal controls reiterated, that because of the material weakness disclosed in those reports, the Company’s internal control over financial reporting was not effective as of December 31, 2004, based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control - Integrated Framework.  The material weakness in those reports concerned the Company’s controls over the determination and estimation of the change in fair value of the Company’s portfolio of mortgage loan funding commitments where the interest rate had been locked and the related financial derivatives (“rate locks”).  In 2005, the Company implemented certain changes to its internal controls to address the material weakness over the Company’s rate locks and determined that the material weakness existing at December 31, 2004 was corrected.

The Audit Committee of the Board of Directors of the Company has commenced the process of selecting an independent registered public accounting firm to replace E&Y as the Company’s principal accountant for the fiscal year ending December 31, 2006.

The Company has provided E&Y with a copy of the above disclosures and has requested that E&Y furnish the Company with a letter addressed to the SEC stating whether it agrees with such statements made by the Company. A copy of that letter, dated October 16, 2006, is attached hereto as Exhibit 16.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated October 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: October 16, 2006
	By:	/s/ James P. Gross
James P. Gross
Chief Finance Executive